UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2025

Date of Report

(Date of earliest event reported)

Applife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56144	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Anacapa Street

Suite C

Santa Barbara, CA 93101

Phone: (805) 500-3205

(Address and Telephone Number of Registrant’s Principal Executive Offices and
Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2025, the Company issued two convertible promissory notes to separate investors, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. Each note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

On November 20, 2025, the Company issued a convertible promissory note to an investor in the principal amount of $150,000 that is due August 20, 2026.  The note accrues interest at a rate of 5% and is convertible into common stock at a price of $0.01 per share, subject to adjustment as more fully described in the agreements.

On November 25, 2025, the Company issued a convertible promissory note to an investor, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. The note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

The foregoing descriptions of each of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Purchase Agreement and the Note, which are filed as Exhibits to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference.

C/M Purchase Agreement and Note

On November 20, 2025, we entered into the Purchase Agreement with the CM Selling Stockholder (the “CM Purchase Agreement”), pursuant to which the CM Selling Stockholder has agreed to purchase from us up to $15,000,000 of our common stock (subject to certain limitations). Also, on November 20, 2025, we entered into a Registration Rights Agreement, with the CM Selling Stockholder, pursuant to which we agreed to file a registration statement with the SEC to register the Selling Stockholder’s resale of shares of common stock issuable by us pursuant to the CM Purchase Agreement. In addition, pursuant to the CM Purchase Agreement, we issued a Note in the amount of $225,0000, (representing commitment fee valued at 1.5% of the CM Purchase Agreement amount).

The CM Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the CM Purchase Agreement, the Company may issue and sell to CM, and CM shall purchase from the Company, up to $15,000,000, subject to certain limitations including the Selling Stockholder’s 4.99% beneficial ownership limitation.

The CM Purchase Agreement and the sale of up to $15,000,000 of shares of common stock thereunder was approved by the Company’s Board of Directors on November 20, 2025.

The CM Purchase Agreement essentially gives us the right to put (or offer to sell) common stock to CM as described below. Specifically, the purchase and sale terms provided for by the CM Purchase Agreement are summarized as follows:

(i)

Fixed Purchase. On any business day, the Company has the right to direct CM to purchase shares of common stock at a purchase price equal to 95% of the lower of (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding the applicable purchase date for such Fixed Purchase and (B) the lowest trading price of a share of common stock on such date; provided that if the closing price of the common stock on such date is lower than such purchase price, then the purchase price shall be reduced to equal such closing price, and provided further that such purchases shall be subject to a daily limitation of $100,000;

(ii)

VWAP Purchase. On any business day, the Company has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during the applicable VWAAP Purchase Period. , provided that such purchases shall be subject to a daily limitation of $100,000; and

(iii)

Additional VWAP Purchase. In addition to the foregoing, the Company also has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the VWAP for the applicable Additional VWAP Purchase Period during the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, and (B) the Closing Sale Price of the Common Stock on such applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, provided that such purchases shall be subject to a daily limitation of $100,000.

The foregoing purchase terms are subject to certain conditions and limitations, including daily volume and dollar amount limitations with respect to each type of purchase described above within a given day, and a 4.99% beneficial ownership limitation with respect to CM’s ownership of the Company’s common stock.

The Company agreed to comply with certain covenants and conditions under the CM Purchase Agreement, which are set forth therein.

Unless earlier terminated as provided under the CM Purchase Agreement, the CM Purchase Agreement shall terminate automatically on the earliest to occur of (i) the expiration of the registration statement of which this prospectus forms a part pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which CM shall have purchased the maximum amount pursuant to the CM Purchase Agreement, (iii) the date on which the Company’s common stock shall have failed to be listed or quoted on the OTC Markets OTCID Basic Market or on another national securities exchange, (iv) 30 trading days following commencement of bankruptcy proceedings, and (v) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In addition, the Company may terminate the CM Purchase Agreement by giving CM, one trading day’s prior written notice, and CM may terminate the CM Purchase Agreement by giving the Company 10 trading’s days’ prior written notice upon the occurrence of certain specified events which more particularly set forth in the CM Purchase Agreement, [need to review these items] including any failure to maintain the effectiveness of a registration statement registering the resale of the shares of common stock issuable under the CM Purchase Agreement, failure to maintain listing of the common stock on the OTC Markets OTCID Basic Market or a national securities exchange, and the occurrence of certain other enumerated events.

Registration Rights Agreement

In connection with the CM Purchase Agreement, on November 20, 2025 the Company also entered into a Registration Rights Agreement with CM pursuant to which the Company agreed to register CM’s resale of the shares of common stock issuable under the CM Purchase Agreement (such shares, the “ELOC Shares”) on a registration statement on Form S-1 or S-3 filed with the SEC within 30 days of this Agreement and to cause such registration statement to be declared effective the earlier of (A) the 60th day following the date on which the Company was required to file such registration statement, if such registration statement is subject to review by the SEC, and (B) the third business day following the date the Company is notified by the SEC that such registration statement will not be reviewed. Like the CM Purchase Agreement, CM has agreed to waive the timing discussed in this paragraph but not the obligation.

Commitment Note

Under the CM Purchase Agreement, the Company agreed to issue to CM “Commitment Note” in the form of a convertible note having a value of 1.5% of the maximum ELOC amount. The Company issued a note in the amount of $225,000 as the Commitment Fee or Commitment Note pursuant to this requirement. On November 20, 2025, in a separate private placement of CM purchased a convertible note in the amount of $150,000.

The above descriptions of certain material terms of the CM Purchase Agreement, Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are included as exhibits to the Company’s filings with the SEC and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Purchase Agreement and the Note above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information disclosed in Item 1.01 of this Form 8-K regarding the issuance of the Note is incorporated herein by reference. The Note was issued pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Convertible Promissory Note dated November 19, 2025
4.2	Convertible Promissory Note dated November 19, 2025
4.3	Convertible Promissory Note dated November 20, 2025
4.4	Convertible Promissory Note dated November 25, 2025
4.5	Convertible Promissory Note dated November 20, 2025
10.1	Securities Purchase Agreement dated November 19, 2025
10.2	Securities Purchase Agreement dated November 19, 2025
10.3	Securities Purchase Agreement dated November 20, 2025
10.4	Securities Purchase Agreement dated November 25, 2025
10.5	Securities Purchase Agreement dated November 20, 2025
10.6	Securities Purchase Agreement dated November 20, 2025
10.7	Registration Rights Agreement dated November 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2025

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Michael Hill
Michael Hill
Principal Executive Officer